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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
EXCO RESOURCES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

EXCO RESOURCES, INC. ANNOUNCES CONVERSION OF
ALL 5% CONVERTIBLE PREFERRED STOCK

        DALLAS, TEXAS, July 1, 2003—EXCO Resources, Inc. announces that each of its outstanding shares of 5% convertible preferred stock (NASDAQ:EXCOP) has automatically converted into one share of its common stock (NASDAQ:EXCO) as of 5:00 p.m., New York time, on June 30, 2003 pursuant to the terms of the Statement of Designation of the 5% convertible preferred stock. As of June 17, 2003, there were 4,989,869 shares of 5% convertible preferred stock outstanding. As a result of the conversion, a total of 4,989,869 shares have been added to the number of EXCO's common stock outstanding, raising the total to 12,023,312 shares.

        EXCO is a party to an Agreement and Plan of Merger dated as of March 11, 2003 among EXCO, EXCO Holdings Inc., and ER Acquisition, Inc., a wholly owned subsidiary of EXCO Holdings Inc. As a result of the conversion, holders who have received shares of EXCO's common stock upon conversion of the 5% convertible preferred stock will be entitled to receive $18.00 cash per share upon the completion of the merger of EXCO with ER Acquisition, Inc. The merger is subject to approval of EXCO's shareholders and customary closing conditions.

        EXCO's transfer agent is Continental Stock Transfer & Trust Company.

Investor Notices

        Investors and securityholders are advised to read EXCO's definitive proxy statement filed with the Securities and Exchange Commission in connection with the proposed transaction because it contains important information. Investors and securityholders may obtain a free copy of the definitive proxy statement (when available) and other documents filed by EXCO and the purchaser with the SEC at the SEC's web site at www.sec.gov. The proxy statement and such other documents relating to EXCO may also be obtained for free by contacting EXCO's Chairman, Doug Miller, or EXCO's President, Ted Eubank, at EXCO's headquarters, 6500 Greenville Avenue, Suite 600, LB 17, Dallas, Texas 75206, telephone number (214) 368-2084.

        This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of EXCO. There can be no assurance that the proposed transaction described in this press release will close.

        EXCO, its directors, executive officers and certain members of management and employees may be considered "participants in the solicitation" of proxies from EXCO's shareholders in connection with the transaction. Information regarding such persons and their interests in EXCO is contained in EXCO's proxy statement and annual report on Form 10-K/A filed with the SEC. Additional information regarding those persons and their interests in the transaction may be obtained by reading the proxy statement relating to the proposed transaction.

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EXCO RESOURCES, INC. ANNOUNCES CONVERSION OF ALL 5% CONVERTIBLE PREFERRED STOCK